Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Primo Brands Corporation of our report dated February 28, 2024, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Primo Water Corporation’s Annual Report on Form 10-K for the year ended December 30, 2023.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

November 8, 2024